                                                                   EXHIBIT 4.1

                              SCIENT CORPORATION

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               FEBRUARY 16, 1999
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                               TABLE OF CONTENTS
                               -----------------


                                                               Page
                                                               ----
1. Registration Rights.........................................  1
     1.1  Definitions..........................................  1
     1.2  Request for Registration.............................  2
     1.3  Company Registration.................................  4
     1.4  Form S-3 Registration................................  5
     1.5  Obligations of the Company...........................  6
     1.6  Information from Holder..............................  7
     1.7  Expenses of Registration.............................  7
     1.8  Delay of Registration................................  8
     1.9  Indemnification......................................  8
     1.10 Reports Under Securities Exchange Act of 1934........ 10
     1.11 Assignment of Registration Rights.................... 11
     1.12 Limitations on Subsequent Registration Rights........ 11
     1.13 "Market Stand-Off" Agreement......................... 11
     1.14 Termination of Registration Rights................... 12

2. Covenants of the Company.................................... 12
     2.1  Delivery of Financial Statements..................... 12
     2.2  Inspection........................................... 13
     2.3  Termination of Information and Inspection Covenants.. 13
     2.4  Right of First Offer................................. 13
     2.5  Right to Participate in Initial Public Offering...... 14
     2.6  Board of Directors................................... 16
     2.7  Termination of Certain Covenants..................... 16

3. Miscellaneous............................................... 16
     3.1  Successors and Assigns............................... 16
     3.2  Governing Law........................................ 17
     3.3  Counterparts......................................... 17
     3.4  Titles and Subtitles................................. 17
     3.5  Notices.............................................. 17
     3.6  Expenses............................................. 17
     3.7  Entire Agreement: Amendments and Waivers............. 17
     3.8  Severability......................................... 18
     3.9  Aggregation of Stock................................. 18
     3.10 Prior Agreement...................................... 18

Schedule A Schedule of Investors
Schedule B Schedule of Common Holders

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 16/th/ day of February, 1999, by and among Scient Corporation, a California corporation (the "Company"), the investors listed on Schedule A hereto, each of
                                                     ----------
which is herein referred to as an "Investor" and certain holders of Common Stock listed on Schedule B hereto, each of which is herein referred to as a "Common
          ----------
Holder."

                                   RECITALS
                                   --------

          WHEREAS, the Company, certain of the Investors (the "Prior Investors") and the Common Holder possess registration rights pursuant to that certain Amended and Restated Investors' Rights Agreement dated June 8, 1998, as amended on January 28, 1999, among the persons listed on the Schedule of Investors and the Schedule of Common Holders attached thereto (the "Prior Agreement");

          WHEREAS, in order to induce the Company, the Prior Investors and the Common Holder to approve the issuance of shares of the Company's Series C Preferred Stock and to induce certain of the Investors to purchase such shares of Series C Preferred Stock pursuant to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Financing"), the Prior Investors and the Common Holder hereby agree to waive their rights under the Prior Agreement, including, without limitation, their rights to participate in the Series C Financing and their rights to prior written notice thereof, and the Investors, the Common Holder and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Common Holder to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

               1.1  Definitions.  For purposes of this Section 1:
                    -----------

                    (a) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    (b) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

                    (d) The term "Founder" means Eric Greenberg or any transferee thereof, so long as such person holds a minimum of 1,500,000 shares of Common

Stock of the Company (as adjusted for stock splits, stock dividends, combinations and other recapitalizations).

               (e) The term "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock under the Securities Act.

               (f) The term "Major Investor" means (i) the Founder or (ii) any Investor or transferee thereof, as long as such Founder, Investor or transferee thereof holds at least 1,500,000 shares of Registrable Securities (as defined below)(as adjusted for stock splits, stock dividends, combinations and other recapitalizations). For purposes of this definition, Investor includes any general partners and affiliates of such Investor.

               (g) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (h) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, (ii) the 6,803,332 shares of Common Stock issued to the Common Holder, so long as such Common Holder holds a minimum of 1,500,000 shares of Common Stock of the Company (as adjusted for stock splits, stock dividends, combinations and other recapitalizations) and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

               (i) The number of shares of Registrable Securities outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

               (j) The term "SEC" shall mean the Securities and Exchange Commission.

               (k) The term "Securities Act" means the Securities Act of 1933, as amended.

          1.2  Request for Registration.
               ------------------------

               (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time on the earlier of (i) three (3) years after the date of this Agreement or (ii) three (3) months after the effective date of the Initial Offering a written request from the holders of thirty percent (30%) or more of the Registrable Securities (other than Registrable Securities held by Common Holders) (the "Initiating Holders"), that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $7,500,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and may be required under the Securities Act; or

                    (ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

                    (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section
1.4 hereof; or

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

                    (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

          1.3  Company Registration.
               --------------------

               (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5(a), the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

               (b) Right to Terminate Registration. The Company shall have the
                   -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 1.7 hereof.

               (c) Underwriting Requirements.  In connection with any offering
                   -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above, provided, however, that the amount of securities held by selling Investors to be included in such offering shall not be reduced below thirty percent (30%) of the total amount of securities included in such offering unless no other shareholder's securities are included, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

          If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          1.4  Form S-3 Registration.  In case the Company shall receive
               ---------------------
from the holders of thirty percent (30%) or more of the Registrable Securities (other than Registrable Securities held by Common Holders) or from the Founder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company shall:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

                     (i) if Form S-3 is not available for such offering by the Holders;

                     (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000;

                     (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

                     (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

                     (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

          1.5  Obligations of the Company.  Whenever required under this
               --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.



          1.6  Information from Holder. It shall be a condition precedent to the
               -----------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.7  Expenses of Registration. All expenses other than underwriting
               ------------------------
discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered for reasons other than a material adverse change in the business or financial condition of the Company occurring prior to the effectiveness of such registration statement (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

          1.8  Delay of Registration. No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.9  Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by an instrument duly executed by any such Holder or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by such Holder or person controlling such Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

               (b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the

Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

          (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.10 Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          1.11 Assignment of Registration Rights. The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that: (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder; (ii) is a Holder's family member or trust for the benefit of an individual Holder; (iii) is a shareholder of any Holder that is a corporation; (iv) is a member of any Holder that is a limited liability company; (v) is an employee of any Holder; (vi) after such assignment or transfer, holds at least 46,082 shares of Series C Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); or (vii) after such assignment or transfer, holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); or
(vii) after such assignment or transfer, holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

          1.12      Limitations on Subsequent Registration Rights.  From and
                    ---------------------------------------------
after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities held by the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to obtain rights similar to those contained in this Article 1 which would be superior to those of Investors.

          1.13      "Market Stand-Off" Agreement.  Each Holder hereby agrees
                     ---------------------------
that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) shareholders of the Company enter into similar agreements. With respect to the Amerindo Holders (as defined below), this Section 1.13 shall not apply to any shares of the Company's Common Stock acquired by such a holder in the Initial Offering or any shares of the Company's Common Stock acquired by such a holder after the Initial Offering provided that such shares are not otherwise subject to a lock-up agreement with the Company or the managing underwriter; provided, however, that each Amerindo Holder hereby agrees to be bound by any resale restriction on shares of the Company's Common Stock acquired by such holder in the Initial Offering that is required by the NASD. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.14      Termination of Registration Rights.  No Holder shall be
                    ----------------------------------
entitled to exercise any right provided for in this Section 1 after four (4) years following the consummation of the Initial Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144 of the Securities Act ("Rule 144")) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Securities Act.

     2.   Covenants of the Company.
          ------------------------

          2.1       Delivery of Financial Statements.  The Company shall deliver
                    --------------------------------
to each Major Investor:

                    (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                    (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                    (c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail; and

                    (d) as soon as practicable, but in any event at least thirty
(30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

          2.2       Inspection.  The Company shall permit each Major Investor,
                    ----------
at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

          2.3       Termination of Information and Inspection Covenants.  The
                    ---------------------------------------------------
covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the closing of the Initial Offering or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

          2.4       Right of First Offer.  Subject to the terms and conditions
                    --------------------
specified in this Section 2.4, the Company hereby grants to each Investor and the Founder, subject to a minimum holding requirement of 2,000,000 shares of Common Stock of the Company on an as-converted basis (as adjusted for stock splits, stock dividends, combinations and other recapitalizations) or 92,165 shares of Series C Preferred Stock of the Company on an as-converted basis (as adjusted for stock splits, stock dividends, combinations and other recapitalizations) (any Investor or Founder meeting either such minimum holding requirement shall hereinafter be referred to as an "Eligible Investor"), a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Eligible Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Eligible Investor in accordance with the following provisions.

               (a) The Company shall deliver a notice in accordance with Section 3.5(a) ("Notice") to the Eligible Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

               (b) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, each Eligible Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities then held, by such Eligible Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities).

               (c) If all Shares that Eligible Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Eligible Investors in accordance herewith.

               (d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of up to 17,000,000 shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Securities Act, provided that the Company had a good faith expectation at the time of the initial filing of the registration statement for such offering that the offering price would be at least $12.70 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and the offering would result in proceeds to the Company of at least $15,000,000 in the aggregate; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances (A) are for other than primarily equity financing purposes and (B) are approved by two-thirds of the members of the Company's Board of Directors.

          2.5       Right to Participate in Initial Public Offering.  Subject to
                    -----------------------------------------------
the terms and conditions specified in this Section 2.5, the Company hereby grants to each Investor that holds at least 50,000 shares (as adjusted for stock splits, stock dividends, combinations and other recapitalizations) of the Company's Series C Preferred Stock (a "Series C Investor") a right to purchase a portion of the shares of Common Stock to be issued in the Initial Offering (such Investor's "IPO Pro-Rata Portion").

          In connection with the Initial Offering, the Company shall use all reasonable efforts to require that the managing underwriter of the Initial Offering make an offering of the shares of its Common Stock to be sold in such offering, (excluding any shares sold in any over-allotment option) (the "IPO Shares") to each Series C Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice in accordance with Section 3.5(a) ("IPO Notice") to the Series C Investors stating (i) its bona fide intention to consummate the Initial Offering, (ii) the number of IPO Shares proposed to be offered and (iii) the proposed price range upon which the IPO Shares will be offered. In the event of a change in the price range, the Company shall promptly deliver notice in accordance with Section 3.5(b) to each Series C Investor of such change (the "Price Change Notice").

               (b) By written notification received by the Company, within ten
(10) days after receipt of the IPO Notice and subject to the limitations of the following sentence, each Series C Investor may elect to purchase, at the gross price per share negotiated by the Company with the underwriters as reflected on the final prospectus (the "Gross IPO Price Per Share"), its IPO Pro-Rata Portion of the IPO Shares, which shall equal that portion of the IPO Shares that equals the proportion that the number of shares of Series C Preferred Stock then held by such Investor (on an as converted to Common Stock basis) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Notwithstanding the foregoing sentence, the IPO Pro-Rata Portions of the IPO Shares to be purchased by Series C Investors may be partially or completely cut back to the extent deemed necessary to the success of the Initial Offering by the managing underwriter thereof in its opinion, as confirmed in writing to the Series C Investors not less than two (2) business days prior to the effective date of the registration statement covering the IPO Shares. The failure by a Series C Investor to notify the Company within ten (10) days of receipt of the IPO Notice of its election to purchase IPO Shares shall terminate such Series C Investors rights pursuant to this Section 2.5, unless the Initial Offering is not completed within one hundred eighty (180) days of the IPO Notice.

               (c) The Company shall promptly, in writing, inform each Series C Investor that is identified as an Amerindo Investor on Exhibit A hereto (each an "Amerindo Investor" and collectively, the "Amerindo Investors") and that has elected to purchase its IPO Pro-Rata Portion of the IPO Shares (a "Fully-Exercising IPO Investor") of any other Amerindo Investors' failure to do likewise. During the five (5) day period commencing after such information is given, each Fully-Exercising IPO Investor may elect to purchase that portion of the IPO Shares for which Amerindo Investors were entitled to subscribe but which were not subscribed for by the Amerindo Investors (the "Unsubscribed IPO Shares") that is equal to the proportion that the number of shares of Common Stock of the Company issued and held, or issuable upon conversion of Series C Preferred Stock then held, by such Fully-Exercising IPO Investor bears to the total number of shares of Common Stock of the Company issued and held, or issuable upon conversion of the Series C Preferred Stock then held, by all Fully-Exercising IPO Investors who wish to purchase any of the Unsubscribed IPO Shares.

               (d) The rights set forth in this Section 2.5 shall only be applicable to the Initial Offering. The right of each Series C Investor to purchase its IPO Pro-Rata Portion of the IPO Shares pursuant to subsections 2.5(b) or (c) may only be waived with respect to a given Series C Investor by such Series C Investor.

               (e) By written notification received by the Company within twenty-four hours after delivery of the Price Change Notice to Series C Investors (or such shorter period of time as may be requested by the Company or the Company's underwriters, such period of time to be no shorter than four hours), a Series C Investor may elect to decrease the number of IPO Shares for which such Series C Investor had elected to purchase or, if the Price Change Notice relates to an increase in the number of IPO Shares, a Fully-Exercising IPO Investor may increase the number of IPO Shares for which such Fully-Exercising IPO Investor had elected to purchase; provided however, the total number of IPO Shares available for purchase by the Series C Investors shall at all times be subject to the provisions contained in subsection (b) regarding underwriter cut-back and the percentage of IPO Shares available to the Series C Investors. Any IPO Shares that become available for purchase by Series C Investors pursuant to this Section 2.5(e) shall be allocated among the Series C Investors in accordance with the provisions of subsections (b) and (c) of this
Section 2.5; provided, however, that the required time periods for Series C Investors to respond to Price Change Notices shall be determined with regard to this subsection (e) and provided, further, however, the provisions of subsection 2.5(c) shall not be applied with respect to any increase in IPO Shares effected within five (5) business days of the Company's good faith estimate of the effective date of its registration statement for the Initial Offering.

               (f) Series C Investors purchasing IPO Shares pursuant to this
Section 2.5 shall comply with all requirements and procedures required by the managing underwriter of the Initial Offering of purchasers participating in a directed share program, if any, or of purchasers in the Initial Offering generally.

          2.6  Board of Directors.
               ------------------

               (a) With respect to those two (2) members of the Company's Board of Directors that the Company's Amended and Restated Articles (the "Restated Articles")
provide are to be elected by the holders of Series A Preferred Stock (the "Series A Board Members"), the Investors hereby agree to vote all of their shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock now owned or hereafter acquired in favor of the election of one designee of each of Benchmark Capital ("Benchmark")
                                         ----
and Sequoia Capital ("Sequoia," and collectively with Benchmark, the "Venture Investors").

               (b) With respect to those two (2) members of the Company's Board of Directors that the Restated Articles provide are to be elected by the holders of Common Stock (the "Common Board Members"), the Common Holders and the Investors hereby agree to vote all of their shares of Common Stock now owned or hereafter acquired in favor of the election of (i) Eric Greenberg and (ii) the then current Chief Executive Officer (the "CEO") of the Company (other than Eric Greenberg), provided, this director position shall remain vacant if such CEO position becomes vacant hereafter.

               (c) With respect to any additional members of the Company's Board of Directors that the Restated Articles provide are to be elected by the holders of all of the outstanding capital stock of the Company (the "Additional Members"), the Common Holders and the Investors agree to vote all of their shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock now owned or hereafter acquired in favor of the election of a designee mutually agreed upon by the Investors and the Common Holders.

          2.7       Termination of Certain Covenants.  The covenants set forth
                    --------------------------------
in Sections 2.4, 2.5 and 2.7 shall terminate and be of no further force or effect upon the closing of the Initial Offering.

     3.   Miscellaneous.
          -------------

          3.1       Successors and Assigns.  Except as otherwise provided
                    ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2       Governing Law.  This Agreement shall be governed by and
                    -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3       Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4       Titles and Subtitles.  The titles and subtitles used in this
                    --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5       Notices.
                    -------

                    (a) Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                    (b) A Price Change Notice shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon confirmation of facsimile transmission or upon delivery by a nationally recognized overnight courier service when addressed to the party to be notified at the facsimile number or address indicated for such party on the signature page hereof, or at such facsimile number or other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6       Expenses.  If any action at law or in equity is necessary to
                    --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7       Entire Agreement: Amendments and Waivers.  This Agreement
                    ----------------------------------------
(including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Except as otherwise set forth in Section 2.5, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of the Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the Common Holders; provided further, in the event that such amendment or waiver adversely affects the obligations and/or rights of a given Holder in a different manner than the other Holders (it being understood that, without limiting the foregoing, different Holders shall not be affected differently because of proportional differences that arise out of differences in the original issue price for the Registrable Securities held by such Holder or the number of shares of Registrable Securities held by such Holder), such amendment or waiver shall also require the written consent of such adversely affected Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

          3.8       Severability.  If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9       Aggregation of Stock.  All shares of Registrable Securities
                    --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10      Prior Agreement.  The Prior Agreement is hereby superseded
                    ---------------
in its entirety and shall be of no further force or effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMPANY:

                              SCIENT CORPORATION



                              By:________________________________
                                 William H. Kurtz
                                 Chief Financial Officer

                    Address:  One Front Street, 28/th/ Floor
                              San Francisco, California  94111




                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              INVESTORS:

                              BENCHMARK CAPITAL PARTNERS II, L.P.
                              as nominee for
                              Benchmark Capital Partners, II, L.P.
                              Benchmark Founders Fund II, L.P.
                              Benchmark Founders Fund II-A, L.P.
                              Benchmark Members' Fund, L.P.

                              By: Benchmark Capital Management Co. II, L.L.C., its general partner


                              By:______________________________________________
                                  Managing Member

                    Address:  2480 Sand Hill Road, Suite 200
                              Menlo Park, California  94025

                    Telephone:_________________________________________________
                    Facsimile:_________________________________________________


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                    SEQUOIA CAPITAL VII
                    a California Limited Partnership

                    SEQUOIA TECHNOLOGY PARTNERS VII
                    a California Limited Partnership

                    SQP 1997

                    SEQUOIA 1997

                    SEQUOIA INTERNATIONAL PARTNERS

                    By:  SC VII-A Management, LLC
                         a California Limited Liability Company,
                         its General Partner


                    By:______________________________________
                    Print Name:______________________________
                    Title:___________________________________

        Address:    3000 Sand Hill Road
                    Building 4, Suite 280
                    Menlo Park, California  94025

        Telephone:  _________________________________________
        Facsimile:  _________________________________________


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                        SC VIII MANAGEMENT, LLC,
                        a Delaware limited liability company



                        By:___________________________________
                              Managing Member

              Address:  3000 Sand Hill Road
                        Building 4, Suite 280
                        Menlo Park, CA 94025


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                    STANFORD UNIVERSITY



                    By:____________________________________
                    Print Name:____________________________
                    Title:_________________________________

        Address:    ______________________________________
                    ______________________________________
                    ______________________________________
        Telephone:  ______________________________________
        Facsimile:  ______________________________________


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                    ________________________________________
                    Fred Gluck

        Address:    ________________________________________
                    ________________________________________
                    ________________________________________
        Telephone:  ________________________________________
        Facsimile:  ________________________________________


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                      ________________________________________
                      Morton Meyerson

          Address:
                      ________________________________________
                      ________________________________________
                      ________________________________________
          Telephone:  ________________________________________
          Facsimile:  ________________________________________


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                             SMALLCAP WORLD FUND INC.



                             By:_________________________________
                             Title:______________________________

                 Address:    Smallcap World Fund Inc.
                             c/o Capital Research and Management Company
                             333 South Hope Street, 55/th/ Floor
                             Los Angeles, CA

                 Telephone:  _____________________________________
                 Facsimile:  _____________________________________


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                              MORGAN STANLEY DEAN WITTER
                              EQUITY FUNDING, INC.



                              By:___________________________________
                              Title:________________________________

                   Address:   1585 Broadway, 36/th/ Floor
                              New York, NY  10036
                              Attn:  David Powers

                   Telephone: ______________________________________
                   Facsimile: ______________________________________


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                             ____________________________________
                             David Lamond

                   Address:  c/o Scient Corporation
                             One Front Street, 28/th/ Floor
                             San Francisco, CA  94111


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                             _________________________________
                             William Kim

                   Address:  c/o Scient Corporation
                             One Front Street, 28/th/ Floor
                             San Francisco, CA  94111


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                             ___________________________________
                             Joseph G. Galuszka

                   Address:  c/o Scient Corporation
                             One Front Street, 28/th/ Floor
                             San Francisco, CA  94111


                    SIGNATURE PAGE TO SCIENT CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHT AGREEMENT

                              ___________________________________
                              Manuel J. Murillo

                    Address:  c/o Scient Corporation
                              One Front Street, 28/th/ Floor
                              San Francisco, CA 94111


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ___________________________________
                              Charles Robert Watkins

                    Address:  c/o Scient Corporation
                              One Front Street, 28/th/ Floor
                              San Francisco, CA  94111


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _____________________________________
                              Christopher H. Young

                    Address:  c/o Scient Corporation
                              One Front Street, 28/th/ Floor
                              San Francisco, CA  94111


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              __________________________________
                              William Slattery


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              Marc Weiss


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _____________________________________
                              Matthew T. Elders

                    Address:  c/o Scient Corporation
                              One Front Street, 28/th/ Floor
                              San Francisco, CA 94111


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ___________________________________
                              Alex Esteverena

                    Address:  c/o Scient Corporation
                              One Front Street, 28/th/ Floor
                              San Francisco, CA  94111


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              Arvind P. Relan

                    Address:  2472 Whitney Drive
                              Mountain View, CA  94043


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ___________________________________
                              Sunil Bhargava

                    Address:  ___________________________________
                              ___________________________________
                              ___________________________________


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              PALANTIR PARTNERS L.P.


                              By:  Palantir Associates L.P.
                                   Its General Partner

                              By:  Palantir Capital Partners Inc.
                                   Its General Partner

                              By:  ___________________________________
                                   Glenn Doshay
                                   President

                    Address:  P.O. Box 675910
                              Rancho Santa Fe, CA  92067


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              PIVOTAL PARTNERS, L.P.



                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________

                    Address:  ______________________________________
                              ______________________________________
                              ______________________________________


                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              RALPH H. CECHETTINI 1995 TRUST



                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

                  Address:    ____________________________________
                              ____________________________________
                              ____________________________________

                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              Christopher Lord

                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              James Stableford

                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              Anthony Ciulla

                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              Dana Smith

                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________



                              By:_________________________________
                              Title:______________________________

                 Address:     ____________________________________
                              ____________________________________
                              ____________________________________
                 Telephone:   ____________________________________
                 Facsimile:   ____________________________________

                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              COMMON HOLDER:


                              ____________________________________
                              Eric Greenberg

                    Address:  ____________________________________
                              ____________________________________
                              ____________________________________
                  Telephone:  ____________________________________
                  Facsimile:  ____________________________________

                     SIGNATURE PAGE TO SCIENT CORPORATION
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  SCHEDULE A
                                  ----------

                             SCHEDULE OF INVESTORS


BENCHMARK CAPITAL PARTNERS II, L.P.         Christopher H. Young
as nominee for
Benchmark Capital Partners, II, L.P.        Arvind P. Relan
Benchmark Founders Fund II, L.P.
Benchmark Founders Fund II-A, L.P.          Sunil Bhargava
Benchmark Members' Fund, L.P.
                                            Alex Esteverena

Sequoia Capital VII
Sequoia Technology Partners VII             Palantir Capital
SQP 1997
Sequoia 1997                                ATGF II*
Sequoia International Partners
SC VIII Management, LLC                     Pivotal Partners, L.P.*

Stanford University                         Ralph H. Cechettini 1995 Trust*

Fred Gluck                                  Christopher Lord*

Morton Meyerson                             Delaware Charter Guarantee and Trust
                                            Custodian Christopher H. Lord IRA
                                            Rollover*
Smallcap World Fund Inc.
                                            Anthony Ciulla*
Morgan Stanley Dean Witter Equity
Funding, Inc.
                                            James Stableford*
David Lamond
                                            Dana Smith*
Matthew T. Elders
                                            Marc Weiss*
Joseph G. Galuszka
                                            William Slattery*
William Kim
                                            Gunderson Investments 1999
Manuel J. Murillo

Charles Robert Watkins

____________________
*  Entities and individuals marked with an asterisk (*) are "Amerindo
   Investors".

                                  SCHEDULE B
                                  ----------

                          SCHEDULE OF COMMON HOLDERS


Eric Greenberg